UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023 (November 27, 2023)

Forest Road Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40181	86-1376005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas, 5th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 310-3722

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-fifth of one Redeemable Warrant	FRXB.U	The New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	FRXB	The New York Stock Exchange

Redeemable Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	FRXB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on March 3, 2023, the stockholders of Forest Road Acquisition Corp. II (the “Company”) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended and currently in effect, the “Charter”) to extend the deadline by which the Company must complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”) from March 12, 2023 to December 12, 2023 (or such earlier date as determined by the Company’s board of directors (the “Board”)) (such date, the “Extended Date”). On November 27, 2023, the Board determined that it is unlikely the Company will be able to consummate a Business Combination by the Extended Date.

Consequently, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor redeem the shares of its Class A common stock, par value $0.0001 per share, (the “Public Shares”) that were included in the units issued in the Company’s initial public offering (the “IPO”) in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account established in connection with the IPO (the “Trust Account”), including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish the rights of the public stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of the Company’s remaining stockholders in accordance with applicable law, liquidate the funds held in the Trust Account (the “Liquidation”) and dissolve the Company (the “Dissolution”), subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. Forest Road Acquisition Sponsor II LLC, the Company’s sponsor, has agreed to waive its redemption rights with respect to the shares of the Company’s Class B common stock, par value $0.0001 per share, issued prior to the IPO.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Liquidation. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of taxes payable, will be held in a trust operating account while awaiting disbursement to the holders of the Public Shares. The Company expects to redeem all of the outstanding Public Shares for an estimated redemption price of approximately $10.45 per share (the “Redemption Amount”) after the payment of up to $100,000 of dissolution expenses, but before the payment of taxes. All other costs and expenses associated with implementing the Dissolution will be funded from proceeds held outside of the Trust Account. Record holders of Public Shares will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out by December 13, 2023.

The Company expects that the New York Stock Exchange will delist its securities after the last day of trading on December 12, 2023 and subsequently file a Form 25 with the United States Securities and Exchange Commission (the “Commission”). The Company thereafter intends to file a Form 15 with the Commission to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2023

Forest Road Acquisition Corp. II

By:	/s/ Zachary Tarica
	Name:	Zachary Tarica
	Title:	Chief Executive Officer